UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2012

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 8, 2012, the Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), and the Organization and Compensation Committee of the Board (the “Committee”), approved changes to the compensation of the Company’s named executive officers.

For Howard W. Robin, President and Chief Executive Officer, effective February 1, 2012, the Board increased his annual base salary from $787,350 to $809,000.  His 2012 annual performance-based bonus compensation target remains at 75% of his 2012 annual base salary.  The actual amount of Mr. Robin’s 2012 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Board’s assessment of his achievement of a combination of corporate and personal objectives.  On February 8, 2012, the Board awarded Mr. Robin a cash bonus of $650,000 for the 2011 annual performance period, which represented approximately 110% of his 2011 annual performance-based bonus compensation target.

For John Nicholson, Senior Vice President and Chief Financial Officer, effective February 1, 2012, the Committee increased his annual base salary from $497,000 to $510,667.  Mr. Nicholson’s 2012 annual performance-based bonus target remains at 50% of his 2012 annual base salary.  The actual amount of Mr. Nicholson’s 2012 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Committee’s assessment of his achievement of a combination of corporate and personal objectives.  On February 8, 2012, the Committee awarded Mr. Nicholson a cash bonus of $260,925 for the 2011 annual performance period, which represented approximately 105% of his 2011 annual performance-based bonus compensation target.

For Dr. Stephen K. Doberstein, Senior Vice President and Chief Scientific Officer, effective February 1, 2012, the Committee increased his annual base salary from $422,000 to $434,660.  Dr. Doberstein’s 2012 annual performance-based bonus target remains at 50% of his 2012 annual base salary.  The actual amount of Dr. Doberstein’s 2012 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Committee’s assessment of his achievement of a combination of corporate and personal objectives.  On February 8, 2012, the Committee awarded Dr. Doberstein a cash bonus of $221,550 for the 2011 annual performance period, which represented approximately 105% of his 2011 annual performance-based bonus compensation target.

For Rinko Ghosh, Senior Vice President and Chief Business Officer, effective February 1, 2012, the Committee increased his annual base salary from $430,000 to $441,825. Mr. Ghosh’s 2012 annual performance-based bonus target remains at 50% of his 2012 annual base salary.  The actual amount of Mr. Ghosh’s 2012 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Committee’s assessment of his achievement of a combination of corporate and personal objectives. On February 8, 2012, the Committee awarded Mr. Ghosh a cash bonus of $225,750 for the 2011 annual performance period, which represented approximately 105% of his 2011 annual performance-based bonus compensation target.

For Gil M. Labrucherie, Senior Vice President and General Counsel, effective February 1, 2012, the Committee increased his annual base salary from $471,000 to $489,840.  Mr. Labrucherie’s 2012 annual performance-based bonus target remains at 50% of his 2011 annual base salary.  The actual amount of Mr. Labrucherie’s 2012 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Committee’s assessment of his achievement of a combination of corporate and personal objectives.  On February 8, 2011, the Committee awarded Mr. Labrucherie a cash bonus of $306,150 for the 2011 annual performance period, which represented approximately 130% of his 2011 annual performance-based bonus compensation target.

Item 7.01.    Regulation FD Disclosure

On February 8, 2012, Mr. Robin was granted a stock option to purchase 400,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2008 Equity Incentive Plan (the “Stock Plan”).  The exercise price of the stock option was set at $7.21, the closing price of the Company’s common stock on the NASDAQ Global Select Market on the February 8, 2012 grant date. Fifty percent (50%) of the shares subject to this stock option grant will vest according to a four-year vesting schedule on a monthly pro rata basis (“Time-Based Vesting”), and fifty percent (50%) of the shares subject to this stock option grant will vest according to Time-Based Vesting and will only be exercisable upon the attainment of a performance goal (the “Performance-Based Vesting”) within five years of the grant date (the “Performance Period”). The performance goal that must be met before the end of the Performance Period in order to achieve the Performance-Based Vesting condition is the filing by the Company or a collaboration partner of the Company of either (i) a new drug application (an “NDA”) or biologics license application (a “BLA”) with the United States Food and Drug Administration or (ii) a marketing authorization application (an “MAA”) with the European Medicines Agency for any Proprietary Company Program (as hereinafter defined), including, without limitation, any one of the following drug candidates: (1) NKTR-118 (an oral peripherally-acting opioid antagonist); (2) NKTR-102 (a topoisomerase I inhibitor); (3) NKTR-061/Amikacin Inhale (a drug-device combination for an inhaled solution of amikacin); or (4) BAX-855 (a longer-acting (PEGylated) form of a full-length recombinant factor VIII (rFVIII) protein). For purposes of the foregoing, a “Proprietary Company Program” includes drug candidates for which the Company acts as the sponsor of the NDA, BLA or MAA, as the case may be, or drug candidates licensed by the Company to a third party (and in such case the third party is the sponsor of the NDA, BLA or MAA, as the case may be) in which the Company is entitled to an average potential royalty on net sales of the drug candidate equal to or greater than 7.5%. The “average potential royalty on net sales” is determined by the quotient of (x) the sum of the lowest and highest applicable royalty rates payable to the Company based on net sales of the drug candidate, divided by (y) two.

On February 8, 2012, Mr. Nicholson was granted a stock option to purchase 100,000 shares of the Company’s common stock pursuant to the terms and conditions of the Stock Plan.  The exercise price of the stock option was set at $7.21. Fifty percent (50%) of the shares subject to this stock option grant will vest according to Time-Based Vesting, and fifty percent (50%) of the shares subject to this stock option grant will vest only if both the Time-Based Vesting and Performance-Based Vesting conditions are met.

On February 8, 2012, Dr. Doberstein was granted a stock option to purchase 100,000 shares of the Company’s common stock pursuant to the terms and conditions of the Stock Plan.  The exercise price of the stock option was set at $7.21. Fifty percent (50%) of the shares subject to this stock option grant will vest according to Time-Based Vesting, and fifty percent (50%) of the shares subject to this stock option grant will vest only if both the Time-Based Vesting and Performance-Based Vesting conditions are met.

On February 8, 2012, Mr. Ghosh was granted a stock option to purchase 100,000 shares of the Company’s common stock pursuant to the terms and conditions of the Stock Plan.  The exercise price of the stock option was set at $7.21. Fifty percent (50%) of the shares subject to this stock option grant will vest according to Time-Based Vesting, and fifty percent (50%) of the shares subject to this stock option grant will vest only if both the Time-Based Vesting and Performance-Based Vesting conditions are met.

On February 8, 2012, Mr. Labrucherie was granted a stock option to purchase 150,000 shares of the Company’s common stock pursuant to the terms and conditions of the Stock Plan.  The exercise price of the stock option was set at $7.21. Fifty percent (50%) of the shares subject to this stock option grant will vest according to Time-Based Vesting, and fifty percent (50%) of the shares subject to this stock option grant will vest only if both the Time-Based Vesting and Performance-Based Vesting conditions are met.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

Date: February 14, 2012